WARRANT AGREEMENT


         This WARRANT AGREEMENT is made and entered into as of August 28, 1997 by and between Wellsford Real Properties, Inc., a Maryland corporation (together with its successors and permitted assigns, the "Company"), and United States Trust Company of New York (together with its successors and permitted assigns, the "Warrant Agent").


                                 R E C I T A L S

         WHEREAS, WHWEL Real Estate Limited Partnership, a Delaware limited partnership ("Whitehall"), and Wellsford Commercial Properties Trust, a Maryland real estate investment trust and a subsidiary of the Company ("WCPT"), have agreed to form, and contribute certain real property and other assets to, Wellsford/Whitehall Properties, L.L.C., a Delaware limited liability company ("Wellsford/Whitehall"), subject to the concurrent issuance by the Company to Whitehall of five million (5,000,000) warrants to purchase shares of the Company's Common Stock; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is so willing to act, in connection with the issuance, transfer or exercise of Warrants and other matters as provided herein;

         NOW, THEREFORE, in order to induce Whitehall to enter into Wellsford/Whitehall and in consideration of the foregoing premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

         "Affiliate" of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" shall mean this Warrant Agreement, as it may be amended or modified from time to time.




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         "Articles of Incorporation" shall mean the Company's Articles of
Amendment and Restatement, as amended from time to time.

         "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks in New York are authorized or required to close.

         "Cash Amount" shall mean, with respect to any Warrant, an amount of cash equal to the product of (i) the Closing Price of the Common Stock as of the date of exercise of such Warrant multiplied by (ii) the Shares Amount in effect on such date.

         "Close of Business" shall mean, for any day, 5:00 P.M., New York City time, on such date.

         "Closing Price" shall mean the last reported sale price regular way on the day in question or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in each case on the American Stock Exchange ("AMEX"), or, if the Common Stock is not listed or admitted to trading on the AMEX, on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any AMEX member firm selected from time to time by the board of directors of the Company for the purpose. In the case of a closing price of Common Stock on the AMEX, such price shall mean the closing price reported in the AMEX composite transactions reporting system (as reported in the New York City edition of The Wall Street Journal or, if not so reported, another authoritative source).

         "Common Stock" shall mean the common stock, par value $.01 per share, of the Company and any other stock of the Company into which such common stock may be converted or reclassified (other than stock of the Company into which unissued Common Stock has been reclassified) or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations, recapitalizations or other like events. For purposes of Section 6.1, the term "Common Stock" shall include the Class A common stock, $.01 par value per share, of the Company.

         "Company" shall have the meaning set forth in the Recitals of this Agreement.

         "Company Shares" shall have the meaning set forth in Section 7.1(g).

         "current market price" shall have the meaning set forth in Section 6.1(a)(vii).

         "Demand Registration" shall mean a registration of Eligible Securities pursuant to Section 7.1 hereof.

         "Eligible Common Stock" shall mean all shares of Underlying Common Stock that are Eligible Securities.


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         "Eligible Securities" shall mean (x) all shares of Underlying Common
Stock and unless otherwise provided herein, any related Warrants and (y) any other securities of the Company or any other entity issued or issuable with respect to the Underlying Common Stock or Warrants by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that particular shares of Underlying Common Stock or particular Warrants shall cease to be Eligible Securities when (i) such shares or Warrants, as the case may be, shall have been disposed of in accordance with an effective registration statement covering the sale of such shares or Warrants; (ii) such shares or Warrants, as the case may be, have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; or (iii) in the case of a Warrant only, such Warrant has been transferred by the Initial Holder to another Person.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exercise Price" shall have the meaning set forth in Section 3.1(b).

         "Expiration Date" shall mean the fifth anniversary of the date of this Agreement, provided that if such date is not a Business Day, the next Business Day thereafter.

         "Holders" shall mean, collectively, the holders from time to time of Warrant Certificates and "Holder" shall mean any such holder. For purposes of Articles 7 and 8 hereof, the term "Holder" shall mean the holder of any Eligible Security.

         "Initial Holder" shall mean Whitehall.

         "Membership Unit" shall have the meaning set forth in the Wellsford/Whitehall LLC Agreement.

         "Partial Spin-Off" shall have the meaning set forth in Section 6.1(a)(iv).

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Piggyback Registration" shall have the meaning set forth in Section 7.2(a).

         "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Eligible Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

         "Registration Demand" shall have the meaning set forth in Section
7.1(a).

         "Registration Rights" shall mean the rights of Holders set forth in Sections 7.1 and 7.2 to have Eligible Securities registered under the Securities Act for sale under one or more effective Registration Statements.


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



         "Registration Statement" shall mean any registration statement filed by the Company under the Securities Act that covers any of the Eligible Securities, including the Prospectus, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

         "Representative" shall have the meaning set forth in Section 8.6(a), and "Representative(s)" shall mean one or more Representatives.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Reports" shall mean the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "selling holder" shall have the meaning set forth in Section 8.1.

         "Shares Amount" shall mean, with respect to any Warrant, 0.826446 shares of Common Stock, subject to all adjustments made pursuant to Article 6 hereof on or prior to the date of exercise of such Warrant.

         "Shelf Registration" shall have the meaning set forth in Section
7.1(c).

         "Shelf Registration Statement" shall have the meaning set forth in
Section 7.1(c).

         "Subsequent Warrant Holder" shall mean any Holder other than the Initial Holder.

         "Takedown" shall have the meaning set forth in Section 7.1(c)(ii).

         "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, any Business Day.

         "Transfer Agent" shall have the meaning set forth in Section 11.1.

         "Transfer Restriction Termination Date" shall mean the first anniversary of the date of this Agreement.

         "Underlying Common Stock" shall mean all shares of Common Stock either issuable upon the exercise of the Warrants or previously issued upon the prior exercise of the Warrants.

         "underwriter" shall have the meaning set forth in Section 8.1.

         "underwriting or agency agreement" shall have the meaning set forth in
Section 8.1.



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


         "Warrants" shall mean the warrants issued by the Company on the date hereof pursuant to this Agreement, and any additional warrants issued in accordance with this Agreement.

         "Warrant Certificates" shall mean the certificates substantially in the form of Exhibit A evidencing the Warrants.

         "Warrant Agent" shall have the meaning set forth in the Recitals to this Agreement.

         "WCPT" shall have the meaning set forth in the Recitals to this Agreement.

         "Wellsford/Whitehall" shall have the meaning set forth in the Recitals to this Agreement.

         "Wellsford/Whitehall LLC Agreement" shall mean the limited liability company agreement of Wellsford/Whitehall dated as of August 28, 1997, as the same may be amended from time to time.

         "Whitehall" shall have the meaning set forth in the Recitals to this Agreement.

         Certain terms used principally in Articles 4, 7 and 8 are defined in those Sections.


                                    ARTICLE 2

                           ORIGINAL ISSUE OF WARRANTS

         Section 2.1. Form of Warrant Certificates. Warrant Certificates shall be in registered form only, substantially in the form attached hereto as Exhibit A and dated the date on which countersigned by the Warrant Agent.

         Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and which are not required to be countersigned by the Warrant Agent.

         If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon the surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Initial Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

         Section 2.2. Execution and Delivery of Warrant Certificates.

         (a) Simultaneously with the execution of this Agreement, Warrant Certificates evidencing five million (5,000,000) Warrants, shall be executed on behalf of the Company as provided in paragraph (b) below and delivered to the Warrant Agent for countersignature and the


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



Warrant Agent shall thereupon countersign and deliver such Warrant Certificates to Whitehall. In addition, the Warrant Agent is irrevocably authorized to countersign and deliver Warrant Certificates as required by Sections 3.1(e), 5.1 and 5.2.

         (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman, Chief Executive Officer or President, either manually or by facsimile signature printed thereon. Warrant Certificates shall be countersigned by the Warrant Agent, either manually or by facsimile signature printed thereupon, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.


                                    ARTICLE 3

                              EXERCISE OF WARRANTS

                  Section 3.1.      Exercise Procedures.

         (a) Each Warrant shall be exercisable as provided in this Section 3 from time to time on any Business Day prior to the Close of Business on the Expiration Date.

         (b) When exercised in accordance with subparagraph (c) below, each Warrant shall entitle the Holder to purchase, and the Company shall be required to deliver, a number of shares of Common Stock equal to the Shares Amount in effect on the day such Warrant is exercised in accordance with Section 3.1(c), at an exercise price (the "Exercise Price") of, at the sole election of the Holder, either (x) one Membership Unit or (y) $10.00 in cash; provided, however, that the Company may, at its sole election, pay to the Holder of each Warrant so exercised in respect of any one or more of such Warrants cash in an amount equal to the Cash Amount in lieu of delivering the shares of Common Stock. When multiple Warrants are exercised, the Exercise Price may consist of cash, Membership Units or any combination thereof. Notwithstanding the foregoing, the Holder may not elect to deliver Membership Units as the Exercise Price upon the exercise of any Warrant before August 28, 1999.

         (c) In order to exercise a Warrant, the Holder must surrender the Warrant Certificate evidencing such Warrant to the Warrant Agent, with the form of election on the reverse of or attached to the Warrant Certificate duly executed, together with any required payment or delivery, as the case may be, of the Exercise Price, to the Warrant Agent at the principal office of the Warrant Agent in New York, New York. In the event Holder elects to tender Membership Units as provided in subparagraph (b) above, all such Membership Units (and the corresponding Interest (as defined in Wellsford/Whitehall LLC Agreement)) shall be assigned by the Warrant Agent to the Company. In the event a Holder elects to pay the cash Exercise Price as provided in subparagraph (b) above, such Holder shall transfer to the Warrant Agent, together with the surrendered Warrant Certificate, the required payment in full of the Exercise Price for each Warrant which is exercised. Any such payment of the Exercise Price shall be by certified or official bank check or wire transfer of same day


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


funds, and such funds shall be deposited by the Warrant Agent for the account of the Company, unless otherwise instructed in writing by the Company.

         (d) Upon surrender of a Warrant Certificate in conformity with the foregoing, the Warrant Agent shall thereupon promptly notify the Company. In the event the Company elects to deliver the Shares Amount as provided in subparagraph (b) above, the Company shall transfer to the Holder of the exercised Warrant share certificates representing the shares of Common Stock to which such Holder is entitled and the Holder shall be deemed to own and have all the rights associated with any shares of Common Stock to which it is entitled pursuant to this Agreement upon the surrender of any Warrant Certificate in accordance with this Section 3.1. If the Company elects to deliver the Cash Amount as provided in subparagraph (b) above, the Company shall deliver to the Holder of the exercised Warrant payment of the Cash Amount in same day funds to the account specified on the form of election on the reverse of or attached to the Warrant Certificate. The Holder acknowledges that the Company does not currently intend to issue Common Stock equal to 20% or more of its currently outstanding Common Stock upon the exercise of any Warrants and, in the event of such an exercise that could result in Common Stock being issued in excess of such limit, the Company will instead deliver the Cash Amount.

         (e) If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered by the Warrant Agent to the Company with instructions for the issuance of a new Warrant Certificate and the Company shall promptly execute such new Warrant Certificate for the Warrants that were not exercised and deliver the same to the Warrant Agent. The Warrant Agent shall promptly countersign the new Warrant Certificate, register it and deliver it to the registered Holder thereof.


                                    ARTICLE 4

                       COMPLIANCE WITH THE SECURITIES ACT

         Section 4.1. Transfers. The Initial Holder hereby acknowledges that the Warrants and the shares of Common Stock which may be received by the Initial Holder upon exercise of any Warrant are and will be subject to certain restrictions on transfers under the Securities Act and the regulations promulgated thereunder.

         Section 4.2. Representations. The Initial Holder has been afforded full and complete access to all information and other materials relating to the Company and to the offer of the Warrants and has had the opportunity to have answered any questions it had concerning the Company and the offering of the Warrants.

         The Initial Holder hereby represents that it is acquiring the Warrants for its own account for investment and not with a view to the resale or distribution of any interest therein.




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


                                    ARTICLE 5

                     REGISTRATION OF TRANSFERS AND EXCHANGES

         Section 5.1. Generally. The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the transfers or exchanges of the Warrant Certificates as herein provided. Notwithstanding anything to the contrary contained herein, the Initial Holder may not assign, sell or otherwise transfer Warrants at any time before the Transfer Restriction Termination Date.

         The Warrant Agent shall from time to time register the transfer or exchange of any outstanding Warrant, in the records to be maintained by it for that purpose, upon surrender of such Warrant. Upon any such registration of transfer or exchange, a new Warrant Certificate shall be issued to the transferee in the case of a transfer or to the Holder making the exchange, and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Canceled Warrant Certificates shall be disposed of by the Warrant Agent in accordance with its customary procedures and the Warrant Agent shall deliver a certificate of their destruction to the Company.

         All Warrant Certificates issued upon any registration of transfer or exchange shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

         Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form contained in Exhibit B hereto or such other form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made to a Holder for any registration of transfer or exchange of the Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Warrant Certificates.

         Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when any Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company, the Warrant Agent and all other persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to either exercise the rights represented thereby or to transfer the Warrants represented thereby on the register of the Company maintained by the Warrant Agent, any notice to the contrary withstanding; but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder thereof as the owner for all purposes.

         Section 5.2. Mutilated, Destroyed, Lost or Stolen Warrant Certificates. If any mutilated Warrant Certificate is surrendered to the Warrant Agent or the Company, or if the Warrant Agent receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate,


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


and there is delivered to the Company and the Warrant Agent such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate, or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 5.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith.

         Every new Warrant Certificate executed and delivered pursuant to this
Section 5.2 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable as provided herein, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 5.2 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.


                                    ARTICLE 6

                                   ADJUSTMENTS

         Section 6.1. Adjustment upon Certain Transactions.

         (a) The Shares Amount (and, by virtue thereof, the Cash Amount) shall be subject to adjustment from time to time as follows:

                  (i) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class or series of stock of the Company which dividend or distribution includes Common Stock, the Shares Amount in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Shares Amount by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the Close of Business on the date fixed for such determination and the numerator shall be the sum of such number of shares plus the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.



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


                  (ii) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Shares Amount in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying the Shares Amount by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the Close of Business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the numerator shall be the number of shares of Common Stock outstanding at the Close of Business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within 60 days after the same shall have been distributed or issued by the Company, the Shares Amount shall be readjusted at the time of such expiration to the Shares Amount that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                  (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Shares Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Shares Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. No reduction in the Shares Amount may occur except pursuant to this subparagraph (iii).

                  (iv) Subject to the last two sentences of this subparagraph
         (iv), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 6.1(a), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 6.1(a)), the Shares Amount shall be increased so that the same shall equal the number determined by multiplying the Shares Amount in effect immediately prior to the effectiveness of the Shares Amount increase contemplated by this subparagraph (iv) by a fraction of which the denominator shall be the current market price per share (determined as provided in subparagraph
         (vii) of this


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



         Section 6.1(a)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of stock, cash and assets so distributed applicable to one share of Common Stock and the numerator shall be such current market price per share of the Common Stock, such increase to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this Section 6.1(a). For purposes of this subparagraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of stock other than such shares of Common Stock or such rights or warrants (making any Shares Amount increase required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Shares Amount increase required by subparagraph (i) or (ii) of this Section 6.1(a), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 6.1(a) and
         (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the Close of Business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 6.1(a)). Notwithstanding anything to the contrary contained in this Article 6, the Company may one time in any twelve-month period pay a dividend or distribution on its Common Stock exclusively in the form of securities of (or other ownership interests in) any subsidiary of the Company (a "Partial Spin-Off") without any adjustment to the Shares Amount on account thereof if the fair market value (determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the Partial Spin-Off distributed per share of Common Stock outstanding on the date fixed for such determination does not exceed 8% of the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a) of the Common Stock on the Trading Day next preceding the date of declaration of such dividend).

                  (v) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding, in the case of any quarterly cash dividend on the Common Stock, the portion thereof that does not exceed the greater of (x) the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this Section 6.1(a)), and (y) the per share amount which, when multiplied by four, and added to the fair market value (as determined in the last sentence of (iv) above) of any Partial Spin-Off distributed per share of Common Stock during the preceding twelve-month period, is equal to or less than 8% of the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the Trading Day next preceding the date of declaration of such dividend), the Shares Amount shall be increased so that the same shall equal the number determined by multiplying the Shares Amount in effect immediately prior to the effectiveness of the Shares Amount increase contemplated by this subparagraph (v) by a fraction of which the denominator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the numerator shall be such current market price per share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                  (vi) In case a tender or exchange offer made by the Company or by any subsidiary of the Company for all or any portion of the Company's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the Trading Day next succeeding the Expiration Time, the Shares Amount shall be increased so that the same shall equal the number determined by multiplying the Shares Amount in effect immediately prior to the effectiveness of the Shares Amount increase contemplated by this subparagraph (vi) by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

                  (vii) For the purpose of any computation under subparagraph
         (ii), (iv) and (v) of this Section 6.1(a), the "current market price" per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Shares Amount pursuant to subparagraph (i), (ii), (iii), (iv), (v) or (vi) above ("Other Event") occurs after the fifth Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Shares Amount is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the fraction by which the Shares Amount is so required to be adjusted as a result of such Other Event, (3) if the "ex" date of any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (1) and (2) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (4) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 6.1(a), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of stock or assets being distributed applicable to one share of Common Stock. For the purpose of any computation under subparagraph
         (vi) of this Section 6.1(a), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for such date in question and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Shares Amount pursuant to subparagraph (i), (ii), (iii), (iv), (v) or (vi) above occurs after the Expiration Time for the tender or exchange offer requiring such computation and on or prior to the second Trading Day following the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the fraction by which the Shares Amount is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                  (viii) The Company may make such increase in the Shares Amount, in addition to those required by subparagraphs (i), (ii),
         (iii), (iv), (v) and (vi) of this Section 6.1(a), as it considers to be advisable to avoid or diminish an income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The

         Company from time to time may increase the Shares Amount by any amount for any period of time if the period is at least twenty days, the increase is irrevocable during the period, and the Board of Directors of the Company shall have made a determination that such increase would be in the best interest of the Company, which determination shall be conclusive. Whenever the Shares Amount is increased pursuant to the preceding sentence, the Company shall mail to Holders a notice of the increase at least fifteen days prior to the date the increased Shares Amount takes effect, and such notice shall state the increased Shares Amount and the period it will be in effect.

                  (ix) No adjustment in the Shares Amount shall be required unless such adjustment would require an increase or decrease of at least 1% in the Shares Amount; provided, however, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (x) Whenever the Shares Amount is adjusted as herein provided:

                         (1) the Company shall compute the adjusted Shares
                    Amount and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Shares Amount and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Warrant Agent; and

                         (2) a notice stating the Shares Amount have been
                    adjusted and setting forth the adjusted Shares Amount shall forthwith be required, and as soon as practicable after it is required such notice shall be mailed by the Company to all Holders.

         (b) No Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of the Warrants. If more than one Warrant is exercised by the same Holder at one time, the number of full shares issuable upon such exercise shall be computed on the basis of the aggregate number of Warrants so exercised. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon exercise of the Warrants, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Price per share of Common Stock as of the date of such exercise.

         (c) Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Company shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock and other than the reclassification of unissued Common Stock into other stock of the Company), any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each Warrant then outstanding shall have the right thereafter to exercise such Warrant only for (i) in the case of any such transaction other than a Common Stock Fundamental Change and subject to funds being legally available for such purpose under applicable law at the time of such exercise, the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock of the Company for which such Warrant could have been exercised immediately prior to such transaction, and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section 6.1(e). The Company or the Person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall execute an agreement in form and substance reasonably acceptable to the Holders evidencing such right. Such agreement shall provide for adjustments which, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 6. The above provisions shall similarly apply to each and every successive transaction of the foregoing type.

         (d) Prior Notice of Certain Events. In case:

                    (i) the Company shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash in an amount not greater than its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then-outstanding shares of Common Stock; or

                    (ii) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any share of stock of any class or series or of any other rights or warrants; or

                    (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value and other than the reclassification of unissued Common Stock into other stock of the Company), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                     (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be mailed to the Holders, at least 10 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

         (e) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Article 6 to the contrary, if any Fundamental Change (as defined in Section 6.1(f)) occurs, then the Shares Amount in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section 6(f)), each Warrant shall be exercisable solely in exchange for common stock of the kind and amount received by holders of Common Stock as a result of such Common Stock Fundamental Change as more specifically provided below in this
Section 6.1(e).

         For purposes of calculating any adjustment to be made pursuant to this
Section 6.1(e) in the event of a Fundamental Change, immediately after such Fundamental Change in the case of a Common Stock Fundamental Change, the Shares Amount in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this
Section 6, shall thereupon be adjusted by multiplying such Shares Amount by a fraction of which the denominator shall be the Purchaser Stock price (as defined in Section 6.1(f)) and the numerator shall be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Shares Amount in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such Shares Amount by the number of shares of common stock of the successor, acquiror, or other third party received by a shareholder for one share of Common Stock as a result of such Common Stock Fundamental Change.

         (f) Definitions. The following definitions shall apply to terms used in this Article 6:

                  (i) "Applicable Price" shall mean (1) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a shareholder for one share of Common Stock and (2) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive securities, cash or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash or other property, in each case, as adjusted in good faith by the Board of Directors of the Company to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of
         Section 6.1(a).

                  (ii) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in Section 6.1(f)(i) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NASDAQ National Market System; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (1) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Warrants continue to exist as outstanding Warrants, or (2) not later than the occurrence of such Fundamental Change, the outstanding Warrants are converted into or exchanged for warrants of a corporation succeeding to the business of the Company, which warrants have terms identical to those of the Warrants.

                  (iii) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Shares Amount, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Company shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for or constitute solely the rights to receive cash, securities, property or other assets.

                  (iv) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

                  (v) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors of the Company to appropriately reflect any of the events referred to in subparagraphs (i), (ii),
         (iii), (iv), (v) and (vi) of Section 6.1(a); provided, however, if no such Closing Prices of the common stock for such Trading Days exist, then the Purchaser Stock price shall be set at a price determined in good faith by the Board of Directors of the Company.

         (g) Certain Additional Rights. In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in
Section 6(a)(iv) or 6(a)(v) (including, without limitation, dividends or distributions referred to in the last two sentences of Section 6(a)(iv)), the holder of each Warrant, upon the exercise thereof subsequent to the Close of Business on the date fixed for the determination of shareholders entitled to receive such distribution and prior to the effectiveness of the Shares Amount adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock for which such Warrant is exercised, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so exercising, the Company may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Company, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any exercise of a Warrant described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the Warrant so exercised is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

         (h) Reservation of Shares, Etc. The Company shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued stock, solely for the purpose of allowing the exercise of the Warrants, such number of shares of its Common Stock as shall from time to time be sufficient to permit the Company to deliver the Shares Amount in the event all of the Warrants from time to time outstanding were exercised. The Company shall from time to time, in accordance with the laws of the State of Maryland, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the Company to deliver the Shares Amount upon the exercise of all of the then-outstanding Warrants (taking into account the adjustments to the Shares Amount that are provided for herein).

         If any shares of common stock required to be reserved for purposes of the exercise of the Warrants hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon exercise, and an exemption under Section 3(a)(9) of the Securities Act or similar exemption is not available, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is quoted on the NASDAQ National Market System or listed on any U.S. national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon exercise of the Warrants. The second sentence of this paragraph shall apply only when the Warrants shall have become freely transferable pursuant to Rule 144(k) under the Securities Act or if the shares of Common Stock issuable upon exercise of the Warrants are exempt from the registration requirements of the Securities Act by operation of an exemption referred to in the first sentence of this paragraph.

         (i) Dividend or Interest Reinvestment Plans or Other Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan (a "DRIP"), and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee or director benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date hereof shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Shares Amount in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this
Article 6. If any action would require adjustment of the Shares Amount pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of the Warrants.


                                    ARTICLE 7

                               REGISTRATION RIGHTS

         Section 7.1. Demand Registration.

         (a) At any time after June 1, 1998, the Holders shall have the right to request (each such request, a "Registration Demand") that the Company file a registration statement under the Securities Act in respect of all or any portion of such Holder's Eligible Securities; provided that if any Holders shall request that a portion, but not all, of its Eligible Securities be registered in accordance with this Section 7.1 (including a requested Takedown pursuant to subsection (c)(ii) below), such portion shall include not less than two hundred and fifty thousand (250,000) shares of Eligible Common Stock (or such lesser number of such shares having a market valuation of at least $5,000,000 as of the date the Registration Demand is made, based on the Closing Price on such date). A Registration Demand shall specify the number of shares of Eligible Common Stock (and, in the case of a Registration Demand by the Initial Holder, the number of Warrants) that each such Holder proposes to sell in the offering. If no Shelf Registration Statement shall be effective as of the date of the Registration Demand, the demanding Holders may elect to register such Eligible Securities in accordance with either Section 7.1(c)(i) or Section 7.1(d). If a Shelf Registration Statement shall be effective as of the date of the Registration Demand, then all demanding Holders shall be deemed to have elected to register their Eligible Securities pursuant to Section 7.1(c)(ii). The Holders may make in the aggregate two (2) Registration Demands pursuant to Sections 7.1(c)(i) and 7.1(d) and four (4) Registration Demands per year pursuant to an existing Shelf Registration Statement pursuant to Section 7.1(c)(ii) for which the Company will pay and bear all costs and expenses in accordance with Section 8.3 and thereafter the Holders may make an unlimited number of Registration Demands for which such requesting Holders shall pay and bear all costs and expenses.

         (b) Upon receipt of a Registration Demand (other than a Takedown), the Company shall give written notice thereof to all of the other Holders at least thirty (30) days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other

Holders shall have the right, within twenty (20) days after the delivery of such notice, to request that the Company include all or a portion of such Holder's Eligible Securities in such Registration Statement. Upon receipt of a Registration Demand that is a Takedown, a representative of the selling holders shall give written notice thereof to all of the other Holders at least three (3) Business Days prior to the initial filing of a prospectus relating to such Registration Demand. Each of the other Holders shall have the right, within one
(1) Business Day after the delivery of such notice, to request that the Company include all or a portion of such Holder's Eligible Securities in such Registration Statement.

         (c) (i) As promptly as practicable and in no event later than sixty
(60) days after the Company receives a Registration Demand electing to register Eligible Securities pursuant to this paragraph (c), the Company shall file under the Securities Act a "shelf" registration statement (the "Shelf Registration Statement") providing for the registration and the sale on a continuous or delayed basis of all the Eligible Securities, pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC (the "Shelf Registration"). The Company agrees to use its reasonable best efforts to cause such Shelf Registration Statement to become or be declared effective as soon as practicable but no later than 75 calendar days after the filing (the "75 Day Effective Date") and to keep such Shelf Registration continuously effective for a period ending on the occurrence of the earlier of: (x) the third anniversary of such Registration Demand and (y) notification by all of the requesting Holders that such Holders have sold all of the Eligible Securities owned by them. The Company further agrees to supplement or make amendments to the Shelf Registration Statement and the prospectus included therein (x) as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period set forth in the previous sentence and (y) as may be required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration. The Company agrees to furnish to the Holders of the securities registered thereby copies of any such supplement or amendment (but excluding any periodic reports required to be filed with the SEC under the Exchange Act of 1934) so that the Initial Holder, or if the Initial Holder is no longer a Holder, the Holders, through the Representative(s), have a reasonable opportunity to comment thereon prior to its being used and/or filed with the SEC.

         (ii) As promptly as practicable after the Company receives a Registration Demand from a Holder or Holders pursuant to which a Holder is deemed to have elected to register Eligible Securities pursuant to an existing Shelf Registration Statement (a "Takedown"), the Company shall, subject to the Takedown Blackout Period described below, file a Prospectus with the SEC and otherwise comply with the Securities Act and all rules, regulations and instructions thereunder applicable to such Takedown. In the event that no Prospectus or other filing is required nor any other action necessitating the Company's participation is required to effect a sale of Eligible Securities pursuant to an effective Shelf Registration Statement filed pursuant to Section 7.1(c)(i), each selling Holder agrees to provide the Company with at least three
(3) Business Days' notice of the proposed sale (which may or may not include the amount of Eligible Securities to be registered) pursuant to the effective Shelf Registration Statement; provided, however, that the Company shall, subject to
Section 7.3(g), have the right to postpone any such sale whether before or after the filing of the applicable Prospectus or Shelf Registration Statement for a reasonable period of time not to exceed ninety (90) days (a "Takedown Blackout Period") if: (i) the Company determines in its good faith judgment that it would, in connection with such sale, be required to disclose in such Registration Statement (or any prospectus supplement to be used in connection therewith) information not otherwise then required by law to be publicly disclosed and (ii) either (x) in the good faith judgment of the Board of Directors of the Company, such disclosure would adversely affect any material corporate development or business transaction contemplated by the Company or (y) the Company has a bona fide purpose for preserving as confidential such information; provided further that the Takedown Blackout Period shall earlier terminate upon the completion or abandonment of the relevant corporate development or business transaction or upon public disclosure by the Company or public disclosure by the Company or public admission by the Company of such information specified in (i) above.

         (d) As promptly as practicable and in no event later than sixty (60) days after the Company receives a Registration Demand electing to register Eligible Securities pursuant to this Section 7.1(d), the Company shall file with the SEC a Registration Statement, on any form that shall be available and appropriate for the sale of the Eligible Securities in accordance with the intended method of distribution thereof. The Company shall include in such Registration Statement all of the Eligible Securities of such requesting Holders that such Holders have requested to be included therein pursuant to Sections 7.1(a) and 7.1(b); provided, however, that, if the requested registration involves an underwritten offering, the Eligible Securities to be registered may be reduced if the managing underwriter delivers a notice (a "Cutback Notice") pursuant to Section 7.1(g). The Company shall use its reasonable best efforts to cause each such Registration Statement to be declared effective (and to obtain acceleration of such effectiveness) as soon as practicable but no later than 75 days after filing such Registration Statement and to keep such Registration Statement continuously effective and usable for resale of such Eligible Securities, for a period of one hundred eighty (180) days from the date on which the SEC declares such Registration Statement effective or such shorter period as is necessary to complete the distribution of the securities registered thereunder.

         (e) The Initial Holder or, if the Initial Holder is not a selling holder, the Representative(s) shall determine the method of distribution of Eligible Securities pursuant to a Registration Demand.

         (f) If a Registration Demand involves an underwritten offering, the investment banker or investment bankers and manager or managers that will administer such offering will be selected by the Initial Holder or, if the Initial Holder is not a selling holder, the Representative(s); provided that the Persons so selected shall be reasonably satisfactory to the Company.

         (g) In the event that the proposed offering is an underwritten offering and includes securities to be offered for the account of the Company (the "Company Shares"), the provisions of this Section 7.1(g) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of shares of Eligible Common Stock, plus the Company Shares proposed to be sold therein, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Common Stock being distributed. If the managing underwriter delivers such Cutback Notice, the number of shares of Eligible Common Stock requested to be registered and Company Shares shall be reduced in the following order until the number of shares to be offered has been reduced to the maximum number of shares specified by the managing underwriter in the Cutback Notice: first, the Company Shares and second, the Eligible Common Stock in proportion to the respective number of shares of Eligible Common Stock that each Holder has requested to be registered.

         (h) The Company will pay all Registration Expenses (as set forth in Section 8.3) in connection with a registration under this Section 7.1.

         (i) No Registration Demand (other than a Takedown) may be made until the expiration of six (6) months following the completion of the distribution of the securities registered under any Registration Statement that has been filed and has become effective pursuant to a prior Registration Demand.

         (j) A Registration Demand will not be deemed satisfied (and will not count for purposes of the limitations in Section 7.1(a)) (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 180 days (or such shorter period which shall terminate when all Eligible Securities covered by such registration statement have been sold), (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the selling holders participating in such registration and has not thereafter become effective, or (iii) if the conditions to closing specified in the relevant underwriting or agency agreement entered into in connection with such offering are not satisfied or waived, other than by reason of a breach of such agreement by the selling holders participating in such offering or wilful failure on the part of the selling holders participating in such offering.

         Section 7.2. Piggyback Registration Rights.

         (a) If, at any time, the Company proposes to file a Registration Statement with the SEC respecting an offering, whether primary, secondary or combined, of any equity securities of the Company, the Company shall give written notice to all Holders at least thirty (30) days prior to the initial filing of the Registration Statement relating to each such offering. Such notice shall specify, at a minimum, the number and the type of equity securities so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter or underwriters of such securities and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Each Holder shall have the right, within twenty (20) days after delivery of such notice, to request in writing that the Company include not less than 50,000 shares of Eligible Common Stock (or such lesser amount as is then owned by such Holder) in such Registration Statement (a "Piggyback Registration").

         (b) In the event that the proposed offering is an underwritten offering covering Company Shares, the provisions of this paragraph (b) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of shares of Eligible Common Stock and the Company Shares that the Holders have requested to be registered, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Common Stock being distributed. If the managing underwriter delivers such Cutback Notice, the number of shares of Eligible Common Stock and Company Shares requested to be included in such offering shall be reduced in the following order until the number of shares to be offered has been reduced to the maximum number of shares specified by the managing underwriter in the Cutback
Notice: first, the

Eligible Common Stock in proportion to the respective number of shares of Eligible Common Stock that each Holder has requested to be registered and second, the Company Shares.

         (c) No Piggy-Back Registration effected under this Section 7.2 shall be deemed to have been effected pursuant to Section 7.1 hereof or shall release the Company of its obligations to effect any Demand Registration upon request as provided in Section 7.1.

         (d) The Company will pay all Registration Expenses (as set forth in Section 8.3) in connection with a registration under this Section 7.2.

         (e) The provisions of this Section 7.2 shall not be applicable in connection with a transaction in which a registration statement is filed by the Company on Form S-4 or S-8 or any successor or similar form or a registration statement is filed by the Company that registers securities issued pursuant to a DRIP.

         Section 7.3. Company's Ability to Postpone Registration Rights.

         (a) The Company shall have the right to postpone the filing of any Registration Statement relating to a Demand Registration for a reasonable period of time not to exceed ninety (90) days (the "Blackout Period") if: (i) the Company determines in its good faith judgment that it would be required to disclose in such Registration Statement information not otherwise then required by law to be publicly disclosed and (ii) either (x) in the good faith judgment of the Board of Directors of the Company, such disclosure would adversely affect any material corporate development or business transaction contemplated by the Company or otherwise would be materially harmful to the Company and its stockholders or (y) the Company has a bona fide purpose for preserving as confidential such information or; provided, however, that the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant corporate development or business transaction or upon public disclosure by the Company or public admission by the Company of such information specified in (i) above.

         (b) If at any time after the Company notifies the Holders of its intention to file a Registration Statement that would trigger Piggyback Registration Rights, the Board of Directors of the Company in good faith shall determine for any reason not to effect such registration or to postpone such registration, the Company shall (i) in the case of a determination not to effect such registration, be relieved of its obligation to register any Eligible Securities of Holders requesting inclusion in such registration, and (ii) in the case of a determination to postpone such registration, be permitted to postpone registering the Eligible Securities of Holders requesting inclusion in such registration.

         (c) After the expiration of any Blackout Period and without further request from any Holder, the Company shall effect the filing of the relevant Demand Registration and shall use its reasonable best efforts to cause any such Demand Registration to be declared effective as promptly as practicable unless the requesting Holder or Holders shall have, prior to the effective date of such Demand Registration withdrawn in writing its initial request, in which case, such withdrawn request shall not constitute a Registration Demand or reduce the number of Registration Demands available under Section 7.1(a).

         (d) Any request by a Holder for a Demand Registration which is subsequently withdrawn prior to such Demand Registration becoming effective shall not constitute a Registration Demand or reduce the number of Registration Demands available under Section 7.1(a); provided, however, that other than with respect to a withdrawal which is made as a result of or after the expiration of any Blackout Period as specified in subsection (c) above, the Holder or Holders, as appropriate, shall reimburse the Company for all expenses relating to the preparation of such withdrawn Demand Registration.

         (e) The Company shall as promptly as practicable notify the Holders of any postponement pursuant to this Section 7.3 or Section 7.1(c)(ii), specifying the reasons therefor.

         (f) If the Company exercises its right to postpone the filing of any Registration Statement pursuant to Section 7.3 or if the Company exercises its right to postpone any Takedown pursuant to Section 7.1(c)(ii) and the Company notifies any Holder of such postponement or if the Company gives the notice described in Section 8.7(a), such Holder agrees to keep confidential the exercise by the Company of its postponement right and any information related thereto which is given to such Holder by the Company.

         (g) Notwithstanding the provisions of this Section 7.3 or Section 7.1(c)(ii), the aggregate number of days (whether or not consecutive) during which the Company may delay the effectiveness of the Registration Statement or prevent offerings, sales or distributions by the Holders pursuant to this
Section 7.3 or Section 7.1(c)(ii) shall in no event exceed 120 days during any 12-month period. In addition, no such delay shall exceed such number of days that the Company determines in good faith to be reasonably necessary.

         Section 7.4. Holder Withdrawal Rights. The Company shall withdraw from registration any Eligible Securities on request of a Holder. The Company shall not be obligated to maintain the effectiveness of any Registration Statement if, after any withdrawal of Eligible Securities by a Holder, the number of Eligible Securities remaining subject to such Registration Statement represents less than 5% of the shares of Eligible Common Stock deemed outstanding, unless the Company is also registering securities on such Registration Statement for its own account.


                                    ARTICLE 8

                             REGISTRATION PROCEDURES

         Section 8.1. Covenants of the Company Applicable to All Registration Statements. This Section 8.1 applies to all Registration Statements filed by the Company and referred to in Section 7.1 and 7.2. The securities covered by each such Registration Statement are referred to as the "Registered Securities". Each underwriter (including any qualified independent underwriter), agent, selling broker, dealer manager or similar securities industry professional participating in any offering of the Registered Securities is referred to as an "underwriter" or "agent" and any agreement entered into with an underwriter or agent is referred to as an "underwriting or agency agreement". In connection with each such registration, the Company covenants with each Holder participating in such offering (each, a "selling holder") and each underwriter or agent participating therein as follows:

         (a) The Company will notify the selling holders and the managing underwriter or agent, immediately, and confirm the notice in writing, (i) when the Registration Statement or any pre-effective amendment, post-effective amendment, prospectus or prospectus supplement is filed or when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC or any state securities authority for additional information or to amend the Registration Statement or amend or supplement the Prospectus or any notification of an intention to proceed for that purpose, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, (v) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities the representations and warranties of the Company contemplated by Section 8.1(i) cease to be true and correct and (vi) of the existence of any fact that results or may result in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances then existing.

         (b) The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) The Company will afford the Representative(s) and the managing underwriters a reasonable opportunity, prior to its being filed with the SEC, to comment on any Registration Statement, any amendment thereto, or any amendment of or supplement to the Prospectus.

         (d) The Company will furnish to each selling holder and to the managing underwriter or agent, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, and signed copies of all consents and certificates of experts, as such selling holder or the managing underwriter or agent may reasonably request, and will furnish to the managing underwriter, for each other underwriter participating in an underwritten offering, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

         (e) The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, as many copies of each preliminary prospectus as such selling holder or such underwriter or agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as supplemented or amended) as such selling holder or such underwriter or agent may reasonably request.

         (f) The Company will comply with the Securities Act and the rules and regulations of the SEC thereunder, the Exchange Act and the rules and regulations of the SEC thereunder and any state securities laws or rules so as to permit the completion of the distribution of the Registered Securities in accordance with the intended method or methods of distribution contemplated in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the selling holders, counsel for the underwriters or agents or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations of the SEC thereunder, the Company will promptly prepare and file with the SEC, subject to Section 8.1(c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and will promptly furnish each selling holder and underwriter or agent with a reasonable number of copies of such amendment or supplement.

         (g) The Company will use its best efforts, in cooperation with the selling holders or the underwriters or agents, as the case may be, to register or qualify the Registered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the selling holders or the managing underwriter or agents, as the case may be, may designate and to keep such registration or qualification in effect for so long as such Registration Statement remains effective; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Registered Securities have been qualified as above provided.

         (h) The Company will effect the listing of the Registered Securities covered by a Registration Statement on each national securities exchange on which similar securities issued by the Company are then listed and make all other necessary or appropriate filings with each such securities exchange.

         (i) The Company shall make such representations and warranties to the selling holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten public offerings.

         (j) On the effective date of the Registration Statement or, in the case of an underwritten offering, on the date of delivery of the Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, opinions of counsel for the Company with respect to, among other things, the due incorporation and good standing of the Company; the qualification of the Company to transact business as a foreign corporation; the due authorization, execution and delivery of this Agreement; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Warrants and/or the Eligible Common Stock, as the case may be; the absence of material legal or governmental proceedings involving the Company; the absence of a material breach by the Company of, or a material default under, agreements binding the Company; the absence of governmental approvals required to be obtained in connection with the registration, offering and sale of the Warrants and/or Eligible Common Stock, as the case may be; the compliance as to form of the Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; the effectiveness of such Registration Statement under the Securities Act; and a statement that, as of the date of the opinion and of the Registration Statement or most recent post-effective amendment thereto, as the case may be, nothing has come to the attention of such counsel which causes them to believe that either the Registration Statement or the Prospectus included therein, as then amended or supplemented, or the documents incorporated by reference therein (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion as to the financial statements and other financial data included therein or omitted therefrom).

         In the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" of, or shall have a "conflict of interest" with, the Company (each such term as defined in Schedule E to the By-Laws of the National Association of Securities Dealers ("NASD")), and such broker-dealer shall underwrite any Eligible Securities or participate as a member of an underwriting syndicate or selling group or otherwise "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the NASD) thereof, whether as a Holder or as an underwriter, a placement or sales agent or a broker or dealer in respect of such Eligible Securities or otherwise, the Company shall assist such broker-dealer, in complying with the requirements of such Rules and By-Laws, including, without limitation, by (1) if such Rules or By-Laws, including Schedule E thereto, shall so require, engaging a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the registration statement relating to such Eligible Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by the Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the maximum public offering price of such Eligible Securities, (2) paying the fees and expenses of any such qualified independent underwriter and indemnifying the qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 8.4 hereof, and (3) providing to such broker-dealer such information concerning the Company and its affiliates, officers, directors, employees and security holders as may be required in order for such broker-dealer to comply with the requirements of Schedule E to the NASD By-laws and Section 44 of the Rules of Fair Practice.

         (k) Immediately prior to the effectiveness of the Registration Statement or, in the case of an underwritten offering, at the time of delivery of any Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, letters from the Company's independent public accountants stating that such accountants are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations of the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent public accountants delivered in connection with primary underwritten public offerings.

         (l) If the managing underwriter or agent so requests, the underwriting or agency agreement shall set forth in full the provisions hereof relating to covenants, registration expenses, lock-up agreements, indemnification and contribution contained in this Article 8, with such changes therein as may be agreed to by the managing underwriter or agent, the Company and the selling holders.

         (m) The Company shall deliver such documents and certificates as may be requested by any selling holder or the underwriters or agents, if any, to evidence compliance with Section 8.1(i) and with any customary conditions contained in the underwriting or agency agreement, if any.

         (n) The Company will make available for inspection by representatives of the selling holders and the underwriters or agents participating in such offering, any attorney or accountant retained by such selling holders or underwriters or agents and, with respect to any private placement of Warrants or Underlying Common Stock, upon notice to the Company, prospective purchasers, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter or agent, attorney or accountant in connection with the preparation of the Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by each such person (by, among other things, if so requested by the Company, entering into a confidentiality agreement in form and substance satisfactory to the Company) unless such records, information or documents become part of the public domain through no fault of such person or unless disclosure thereof is required by court or administrative order or the SEC (including the federal securities law). Without limitation of the foregoing, the Company will give the selling holders, their underwriters or agents and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of any prospectus or offering circular included therein or filed with the SEC, and, to review all information reasonably requested by each of them as shall be necessary or appropriate, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         (o) The Company will make generally available to its security holders as soon as practicable, but not later than forty-five (45) days after the close of the period covered thereby (or ninety (90) days if such period is a fiscal year), an earnings statement of the Company (in form complying with the provisions of Rule 158 under the rules and regulations of the SEC under the Securities Act), covering a period of twelve (12) months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

         (p) The Company will enter into such customary agreements, including a customary underwriting or agency agreement with the underwriters or agents, if any, and take all other reasonable actions in connection with the offering in order to expedite or facilitate the disposition of the Registered Securities.

         (q) The Company will provide a transfer agent and registrar for all such Eligible Securities covered by such registration statement not later than the effective date of such registration statement.

         (r) The Company will provide a CUSIP number for all Eligible Securities being offered, not later than the effective date of the registration statement.

         (s) The Company will take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Eligible Securities.

         (t) The Company shall cooperate with the selling holders and the underwriters or agents participating in such offering to facilitate the timely preparation and delivery of certificates representing such Registered Shares to be sold, which certificates shall not bear any restrictive legends except as required by law or the Articles of Incorporation or the Company's By-laws; and, in the case of an underwritten offering, enable such Registered Shares to be in such denominations and registered in such names as the managing underwriter or underwriters may request in writing at least two business days prior to any sale of the Registered Shares to the underwriters or agents participating in such offering.

         Section 8.2. Covenants of the Selling Holders.

         (a) Each selling holder shall use its best efforts to furnish to the Company such information regarding the distribution of such Registered Securities as is customarily requested from selling holders in underwritten public offerings to the extent necessary to permit the Company to comply with the Securities Act; provided, that the Company will not include in any Registration Statement, Prospectus or prospectus supplement information concerning or relating to any Holder or selling holder to which such Holder or selling holder shall reasonably object (unless the inclusion of such information is required by applicable law or the regulation of any securities exchange to which the Company may be subject), and the Company will not file any Registration Statement, Prospectus or amendment or supplement thereto to which such Holder or selling holder shall reasonably object; provided that, if such Holder or selling holder objected to a registration statement to be filed in connection with a Piggyback Registration, such Holder or selling holder may withdraw any or all of its Eligible Securities from such registration statement and the Company may file such registration statement.

         (b) Each selling holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.1(a)(vi), such selling holder will forthwith discontinue the disposition of its Registered Securities pursuant to the Registration Statement until such selling holder's receipt of the copies of a supplemented or amended Prospectus contemplated by Section 8.1(f), or until it is advised in writing by the Company that the use of such Prospectus may be resumed. If the Company shall give any such notice, the Company shall extend the period of time during which the Company is required to keep the Registration Statement effective and usable by the number of days during the period from the date of receipt of such notice to the date when each selling holder of Registered Securities covered by such Registration Statement either receives the copies of a supplemented or amended Prospectus contemplated by

Section 8.1(f) or is advised in writing by the Company that the use of such Prospectus may be resumed.

         (c) No selling holders, as such, shall be required to make any representation or warranty as to the accuracy or completeness of the Registration Statement or otherwise relating to the offering (except solely as to written information furnished to the Company by such selling holder expressly for use in the Registration Statement).

         Section 8.3. Registration Expenses.

         (a) The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement with respect to each registration pursuant to Section 7.1 or 7.2, including, without limitation:

                  (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the selling holders or the underwriters or agents, as the case may be;

                  (ii) the preparation, printing and distribution of any underwriting or agency agreement, agreement among underwriters, selling agreements, certificates representing the Registered Securities, any Blue Sky or legal investment survey and other documents relating to the performance of and compliance with this Agreement;

                  (iii) the fees and disbursements of the Company's counsel, accountants and experts and the reasonable fees and disbursements of one counsel retained by the selling holders pursuant to Section 8.3(b);

                  (iv) except as provided in Section 8.3(c), the fees and disbursements of the underwriters or agents customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any;

                  (v) the qualification of the Registered Securities under applicable securities laws in accordance with Section 8.1(g) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the selling holders and the underwriters or agents, as the case may be, in connection therewith, in connection with any Blue Sky or legal investment survey and in connection with any reserve share program;

                  (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Registered Securities on any securities exchange pursuant to Section 8.1(h); and

                  (vii) up to a 5% underwriting discount or commission payable to the underwriters or agents in connection with the sale of the Registered Securities.

         (b) In connection with the filing of each Registration Statement, the Company will reimburse the selling holders for the reasonable fees and disbursements of one firm of legal counsel, which shall be chosen by the Initial Holder, or if the Initial Holder is not then a selling holder, the Representative(s) and shall be reasonably satisfactory to the Company.

         (c) Each selling holder will pay and bear all costs and expenses incident to the delivery of the Registered Securities to be sold by it, including any stock transfer taxes payable upon the sale of such Registered Securities to the purchaser thereof and, to the extent not paid pursuant to
Section 8.3(a)(vii) above, any underwriting discounts or commissions payable to underwriters or agents in connection therewith.

         Section 8.4. Indemnification and Contribution.

         (a) In connection with each registration pursuant to Section 7.1 or 7.2, the Company shall and hereby does indemnify and hold harmless each selling holder of Eligible Securities, each underwriter or agent participating in such offering, each person, if any, who controls any selling holder or any such underwriter or agent within the meaning of Section 15 of the Securities Act, and each officer, director, employee, agent, stockholder, member, partner or direct or indirect owner of any of the foregoing (all of the foregoing being referred to collectively as "Seller Parties" and individually as a "Seller Party"), as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary or summary prospectus or the Prospectus (or any amendment or supplement thereto or any document incorporated therein by reference) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or alleged omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld or delayed; and

                  (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Seller Parties), reasonably incurred in investigating, preparing, defending against or appealing any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that, with respect to any Seller Party, this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Seller Party, expressly for use in the Registration Statement (or any amendment thereto), or any preliminary or summary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Each selling holder agrees severally, and not jointly or jointly and severally, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, each underwriter or agent participating in such offering and the other selling holders, and each person, if any, who controls the Company, any such underwriter or agent and any other selling holder within the meaning of Section 15 of the Securities Act and each officer, director, employee, agent, stockholder, member, partner or direct or indirect owner of any of the foregoing, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary or summary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary or summary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that the liability of any selling holder under this Section 8.4(b) shall be limited to the amount of net proceeds received by such selling holder in the offering giving rise to such liability.

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability it may have had to any indemnified party otherwise than under this
Section 8.4. In case any action or proceeding is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, unless in the reasonable judgment of the indemnified party a conflict may exist between the indemnifying party and the indemnified party in respect of such claim or proceeding, to assume the defense thereof, jointly with any other indemnifying party so notified, with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that

                  (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; or

                  (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to the indemnified party which are not available to the indemnifying party; or

                  (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If for any reason the forgoing indemnity is unavailable, or is insufficient to hold harmless, an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from such offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by subparagraph (c) above and the indemnifying party is materially prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this subparagraph (d). The amount paid or payable in respect of any claim shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigation or defending any such claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or the equivalent thereof under any applicable law) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this subparagraph (d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this subparagraph (d) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made pursuant to this subparagraph (d).

         (e) Any indemnity and reimbursement agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract. The indemnity and contribution agreements contained in this Section 8.4 and the representations and warranties of the Company referred to in Section 8.1(i) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement, (ii) any investigation made by or on behalf of the selling holders, the Company or any underwriter or agent or controlling person or (iii) the consummation of the sale or successive resales of the Registered Securities.

         (f) The indemnification and contribution required herein shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         Section 8.5. Rule 144. The Company covenants that it will continue to file on a timely basis the reports required to be filed by it under the Securities Act and the rules and regulations of the SEC thereunder and the Exchange Act and the rules and regulations of the SEC thereunder and it will take such further action as any Holder of Eligible Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Eligible Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Upon the request of any Holder of Eligible Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         Section 8.6. Participation in Underwritten Offerings. No Holder may participate in any underwritten offering hereunder unless:

                  (a) Such Holder (other than the Initial Holder) executes a power of attorney appointing one or more (up to three (3)) attorneys (each, a "Representative") designated by the selling holders proposing to sell a majority of the Eligible Securities proposed to be sold by all selling holders. Each such Representative shall be authorized, on customary terms, to execute the underwriting agreement on behalf of each selling holder and to otherwise act for the selling holders in connection with the offering.

                  (b) Such Holder (other than the Initial Holder) directly through its Representative, enters into an underwriting agreement with the Company, the other selling holders, any selling stockholders and the underwriters, which underwriting agreement shall comply with the provisions of this Article 8.

                  (c) Such Holder executes all questionnaires and other documents required by the underwriting agreement to be executed by such Holder.

         Section 8.7. Lock-Up Agreements.

         (a) Provided that the Company, within 10 Business Days after receiving a Registration Demand, has not given notice to the Holder making such Registration Demand to the effect that it is unable to provide a "lock-up" as described in this Section 8.7(a) because it intends to issue securities within the following 90 days, the Company agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any share of Common Stock or securities convertible into or exchangeable or exercisable for any share of Common Stock, other than any (i) such sale or distribution of Common Stock upon exercise of Warrants in the case of any registration pursuant to Section 7.l and (ii) Excluded Securities (as defined below), for a period of ninety (90) days (or such shorter period as the managing underwriter of such registration shall determine) from the effective date of any Registration Statement pertaining to such Eligible Common
Stock. "Excluded Securities" shall mean (1) options or other securities issued to employees or directors of the Company, (2) securities issued in exchange for interests in real property, (3) shares issued in connection with the Company's DRIP, (4) securities issued upon conversion of convertible securities issued by the Company and (5) non-convertible preferred stock of the Company and non-convertible debt securities of the Company.

         (b) Each Holder of Eligible Common Stock whose Eligible Common Stock is covered by a Registration Statement filed pursuant to Sections 7.1 or 7.2 agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock (other than the Eligible Common Stock covered by such Registration Statement) or any Warrants or other securities convertible into or exchangeable or exercisable for Common Stock, for a period of ninety (90) days (or such shorter period as the managing underwriter of such registration shall determine) days from the effective date of the Registration Statement pertaining to such Eligible Common Stock.

         (c) The lock-up agreements set forth in Sections 8.7(a) and 8.7(b) shall be subject to customary exceptions that may be contained in an underwriting agreement if any such registration involves an underwritten offering.


                                    ARTICLE 9

                                  WARRANT AGENT

         Section 9.1. Nature of Duties and Responsibilities Assumed.

         (a) The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts such appointment as agent of the Company and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Company and the Holders, by their acceptance thereof, shall be bound.

         (b) The Warrant Agent shall not by countersigning the Warrant Certificates or by any other act hereunder be deemed to make any representations as to (i) the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon), or of any securities or other property delivered upon exercise or tender of any Warrant, (ii) the accuracy of the computation of the Exercise Price or the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, or (iii) the correctness of the representations of the Company made in such certificates that the Warrant Agent receives.

         (c) The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Exercise Price, the kind and amount of shares or other securities or any property receivable by Holders upon the exercise or tender of Warrants, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein, or in the Warrant Certificates, or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant Certificate, or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

         (d) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman, Chief Executive Officer or President of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable.

         (e) The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its reasonable satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

         (f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

         (g) The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

         Section 9.2. Right to Consult Counsel. The Warrant Agent may at any time consult with competent legal counsel, and the Warrant Agent shall incur no liability or responsibility to the Company and to the Holders for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         Section 9.3. Compensation and Reimbursement. The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         Section 9.4. Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         Section 9.5. Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving written notice to the Company.

         (b) The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first-class mail, postage prepaid) to the Holders at their last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be.

         (c) Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of twenty (20) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holders may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority.

         (d) After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

         (e) Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 9.5(c). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to the Holders at their last address as shown on the register of the Company maintained by the Warrant Agent.


                                   ARTICLE 10

                         REPRESENTATIONS AND WARRANTIES

         Section 10.1. Representations and Warranties. The Company hereby represents and warrants that, as of the date of this Agreement:

         (a) Authorization. It has the corporate power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.

         (b) No Conflicts or Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor the performance of and compliance with the terms and provisions hereof will:
(i) violate or conflict with any provision of its Articles of Incorporation or By-laws; (ii) violate any law, regulation (including without limitation Regulation G, T, U or X), order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; or
(iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to its properties.

         (c) Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement or the Warrants.

         (d) Enforceable Obligations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (e) Capitalization. As of the date hereof, the Company's authorized stock consists of (i) 197,650,000 shares of Common Stock of which 16,572,043 have been issued and are outstanding, (ii) 350,000 shares of Class A Common Stock, $.01 par value per share, of which 339,806 have been issued and are outstanding, (iii) 2,000,000 shares of Series A 8% Convertible Redeemable Preferred Stock, .$.01 par value per share, of which no shares have been issued and are outstanding. As of the date hereof, no shares of Common Stock are held in treasury, 1,326,235 shares of Common Stock have been reserved for issuance under the Company's Rollover Stock Option Plan of which options to acquire all 1,326,235 shares of Common Stock have been granted and 1,750,000 shares of Common Stock have been reserved for issuance under the Company's 1997 Management Incentive Plan of which options to acquire 547,375 shares of Common Stock have been granted. The Company also grants shares of Common Stock to directors in consideration of their service as directors.


                                   ARTICLE 11

                                    COVENANTS

         Section 11.1. Reservation of Common Stock for Issuance on Exercise of Warrants. The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon exercise of Warrants, as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder. The transfer agent for the Common Stock (the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon payment therefor as set forth in this Agreement and such issue, be duly and validly issued and fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         Section 11.2. Notice of Dividends. At any time when and if the Company declares any dividend on its Common Stock, it shall give notice to the Holders of all the then outstanding Warrants of any such declaration not less than ten
(10) days prior to the related record date for payment of the dividend so declared.

         Section 11.3. Reports. For so long as any Warrants remain outstanding and not expired by their terms, the Company shall furnish to the Holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. In addition, the Company shall file with the Warrant Agent within 15 days after it files them with the Commission copies of its SEC Reports. In the event the Company shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company shall nevertheless mail such SEC Reports to Holders upon their request. The Company shall furnish copies of its SEC Reports to Holders promptly after the Company files the same with the Warrant Agent. The Company shall make all such information available to investors, securities analysts and broker-dealers who request it in writing.


                                   ARTICLE 12

                                 WARRANT HOLDERS

         Section 12.1. Warrant Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise or conversion of the Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as specifically provided herein), or to receive dividends or subscriptions rights, or otherwise, until the Warrant or Warrants evidenced by such Warrant Certificate shall have been exercised and the Company shall have elected to deliver Common Stock (and not cash) upon such exercise.

         Section 12.2. Right of Action. All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without consent of the Warrant Agent or any other Holder, may on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise or exchange such Holder's Warrants in the manner provided in this Agreement.


                                   ARTICLE 13

                                  MISCELLANEOUS

         Section 13.1. Money and Other Property Deposited with the Warrant Agent. Any moneys, securities or other property which at any time shall be deposited by the Company or by Holders with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. The

Warrant Agent shall distribute any money deposited with it for payment and distribution to the Company or to Holders by a wire transfer in the appropriate amount to an account designated by each such Person. Any money deposited with the Warrant Agent for payment and distribution to the Company or the Holders that remains unclaimed for two years after the date the money was deposited with the Warrant Agent shall be returned to the Company or the relevant Holder(s) upon its or their request therefor.

         Section 13.2. Payment of Taxes. The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of Warrants, or in respect of the issuance or delivery by the Company of any securities upon exercise of Warrants with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

         Section 13.3. Notices. (a) Any notice, demand or delivery authorized by this Agreement shall be in writing and shall be sufficiently given or made when delivered or on the third Business Day following the date sent by first-class mail, postage prepaid, addressed (i) to any Holder at such Holder's address shown on the register of the Company maintained by the Warrant Agent, (ii) to the Company or the Warrant Agent as follows:

If to the Company:                  Wellsford Real Properties, Inc.
                                    610 Fifth Avenue
                                    New York, New York 10020
                                    Attention: President

If to the Warrant Agent:            United States Trust Company of New York
                                    114 West 47th Street
                                    New York, New York 10036
                                    Attention: Corporate Trust Department


or (iii) such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

         (b) The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail to the Holders any such notice upon receipt thereof from the Company.

         Section 13.4. APPLICABLE LAW. THIS AGREEMENT, EACH WARRANT CERTIFICATE AND EACH WARRANT ISSUED HEREUNDER AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         Section 13.5. Persons Benefitting. This Agreement shall be binding upon and inure to the benefit of any Holders (each of whom is an intended third party beneficiary), the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders (and such successors, assigns, beneficiaries, executors and administrators), any right, remedy or claim under or by reason of this Agreement or any part hereof.

         Section 13.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         Section 13.7. Supplements and Amendments. The Company and the Warrant Agent may from time to time, without the consent of the Holders, by supplemental agreement or otherwise, make any changes or corrections in this Agreement in order to (a) cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, (b) add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement, (c) modify the restrictions on, and procedures for, resale and other transfers of the Warrants to the extent required or permitted by any change in applicable law or regulation (or the interpretation thereof) of the United States of America or in practices relating to the resale or transfer of restricted securities generally or (d) evidence the succession of another Person to the Company or the Warrant Agent and the assumption by such successor of this Agreement as provided herein; provided, that, in each case, such changes or corrections shall in any respect not adversely affect the interests of the Holders. The Warrant Agent shall send a copy of any such supplemental agreement or amendment to each of the Holders by first-class mail at the Company's expense. The Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements and amendments unless it affects the Warrant Agent's own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. Any amendment or supplement to this Agreement that has an adverse effect on the rights of Holders as set forth in this Agreement shall require the written consent of registered Holders of two-thirds (2/3) of the then outstanding Warrants. Notwithstanding the foregoing, the consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Shares Amount would be decreased.

         Section 13.8. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 13.9. Remedies. In the event of a breach by the Company or by a holder of Eligible Securities, of any of their obligations under this Agreement, each holder of Eligible Securities or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each holder of Eligible Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                            WELLSFORD REAL PROPERTIES, INC.



                                            By: /s/ Edward Lowenthal
                                               ---------------------------------
                                               Name:  Edward Lowenthal
                                               Title: President


                                            UNITED STATES TRUST COMPANY OF
                                            NEW YORK, Warrant Agent



                                            By: /s/ Cynthia Chaney
                                               ---------------------------------
                                               Name:  Cynthia Chaney
                                               Title: Assistant Vice President

                                                                       EXHIBIT A


                       FORM OF FACE OF WARRANT CERTIFICATE



                        WARRANTS TO PURCHASE COMMON STOCK
                       OF WELLSFORD REAL PROPERTIES, INC.


No._______                                       Certificate for ______ Warrants


         This certifies that [HOLDER], or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (a "Holder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase, from Wellsford Real Properties, Inc., a Maryland corporation (the "Company"), the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as provided in the Warrant Agreement, at an exercise price and subject to all of the terms and conditions set forth in the Warrant Agreement. At the sole election of the Company, upon the exercise of any Warrant, the Company may pay to the Holder a certain amount of cash, as provided in the Warrant Agreement, in lieu of delivering the shares of Common Stock.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of August 28, 1997 (the "Warrant Agreement"), between the Company and United States Trust Company of New York, as warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Warrant Agent and the Holders of the Warrants.

         This Warrant Certificate shall terminate and be void as of the Close of Business on August 28, 2002.

         As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable from time to time on any Business Day beginning on August 28, 1997, and ending on the Expiration Date.

         The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.

         All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon payment therefor as set forth in the Warrant Agreement and such issue, be duly and validly issued and fully paid and non-assessable.

         In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the corporate trust office of the Warrant Agent, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, together with any required payment in full of the Exercise Price then in effect for the share(s) of Underlying Common Stock as to which the Warrant(s) represented by this Warrant Certificate are submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement. Any such payment of the cash Exercise Price shall be by certified or official bank check drawn on a New York City bank payable to the order of the Company.

         The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

         Subject to the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, in whole or in part, on the register of the Company, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Company will issue and deliver to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

         No service charge shall be made to a Holder for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

         This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

         All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         Copies of the Warrant Agreement are on file at the office of the Company and may be obtained by writing to the Company at the following address:
610 Fifth Avenue, New York, New York 10020.

         This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.



Dated: __________


                                            WELLSFORD REAL PROPERTIES, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


Countersigned:


UNITED STATES TRUST COMPANY
  OF NEW YORK, Warrant Agent



By:
   ---------------------------------
   Name:
   Title:

                     FORM OF REVERSE OF WARRANT CERTIFICATE

                           EXERCISE SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


To:  Wellsford Real Properties, Inc.

         The undersigned irrevocably exercises __________ of the Warrants for, at your election, either (i) the Shares Amount or (ii) the Cash Amount and herewith makes payments of $_____ and/or delivers ______ membership units of Wellsford\Whitehall Properties, L.L.C. (such cash payment being by certified or official bank check drawn on a New York City bank payable to the order of Wellsford Real Properties, Inc.), all at the Exercise Price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Wellsford Real Properties, Inc. and directs that any shares of Common Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below or any Cash Amount be wired to the account specified below.

Date: ____________________


                                                                               *
                                ------------------------------------------------
                                (Signature of Owner)



                                ------------------------------------------------
                                (Street Address)



                                ------------------------------------------------
                                (City)              (State)          (Zip Code)


                                [Signature Guaranteed by:



                                ------------------------------------------------

Securities and/or check to be issued to:



Please insert social security or identifying number:



___________________

* The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Warrant Agent.

Name:



Street Address:



City, State and Zip Code:



Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:



Please insert social security or identifying number:



Name:



Street Address:



City, State and Zip Code:



Wire transfer instructions:

                               FORM OF ASSIGNMENT



         FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:


                                     SOCIAL SECURITY OR
                                      OTHER IDENTIFYING
 NAMES OF                                NUMBER OF
ASSIGNEES       ADDRESS                 ASSIGNEE(S)          NUMBER OF WARRANTS
---------       -------              ------------------      ------------------
and does hereby irrevocably constitute and appoint the undersigned's attorney to make such transfer on the books of maintained for that purpose, with full power of substitution in the premises.


Date: ______________________



                                                                               *
                                ------------------------------------------------
                                (Signature of Owner)



                                ------------------------------------------------
                                (Street Address)



                                ------------------------------------------------
                                (City)              (State)          (Zip Code)


                                [Signature Guaranteed by:



                                ------------------------------------------------


______________
* The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Warrant Agent.

                      AMENDMENT NO. 1 TO WARRANT AGREEMENT

         This AMENDMENT NO. 1 to the Warrant Agreement dated as of August 28, 1997 (this "Amendment") is made and entered into as of July 16, 1998 by and between Wellsford Real Properties, Inc., a Maryland corporation (together with its successors and permitted assigns, the "Company"), and United States Trust Company of New York (together with its successors and permitted assigns, the "Warrant Agent").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of August 28, 1998 (the "Warrant Agreement"), pursuant to which the Company had issued to WHWEL Real Estate Limited Partnership, a Delaware limited partnership ("Whitehall"), five million (5,000,000) warrants to purchase shares of the Company's common stock;

         WHEREAS, the parties hereto entered into the Warrant Agreement in order to induce Whitehall to enter into a joint venture with Wellsford Commercial Properties Trust, a Maryland real estate investment trust ("WCPT"), to form Wellsford/Whitehall Properties, L.L.C., a Delaware limited liability company ("Wellsford/Whitehall"); and

         WHEREAS, Whitehall, WCPT and other members of Wellsford/Whitehall have agreed to enter a series of transactions in which each member of Wellsford/Whitehall will contribute its membership units in Wellsford/Whitehall to Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company ("Wellsford/Whitehall II"), in exchange for membership units in Wellsford/Whitehall II; and

         WHEREAS, the parties hereto desire to amend the Warrant Agreement to reflect the transactions described above and certain other matters.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Warrant Agent hereby agree as follows:

         1. Definitions. All capitalized terms used and not defined herein shall have the meanings given to such terms in the Warrant Agreement.

         2. Amendment to Warrant Agreement.

         (a) The terms "Membership Unit" and "Wellsford/Whitehall LLC Agreement", as defined in Section 1 of the Warrant Agreement, shall be deleted in their entirety and replaced with the following terms and definitions:

               (i) "'Membership Unit' shall have the meaning set forth in the Wellsford/Whitehall II LLC Agreement."

               (ii) "'Wellsford/Whitehall II' shall mean Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company.

               (iii) "'Wellsford/Whitehall II LLC Agreement' shall mean that certain Limited Liability Company Operating Agreement of Wellsford/ Whitehall II dated as of July 16, 1998, as the same may be amended from time to time."

         All further references in the Warrant Agreement to the term "Membership Unit", shall be deemed to refer to the term "Membership Unit" as defined in this Amendment, and all further references in the Warrant Agreement to the term "Wellsford/Whitehall LLC Agreement" shall be deemed to be references to "Wellsford/Whitehall II LLC Agreement" (as such term is defined in this Amendment).

         (b) The following defined terms and definitions shall be inserted into
Section 1 of the Warrant Agreement in their appropriate alphabetical order:

               (i) "'Favorable Term' shall have the meaning set forth in
          Section 7.5."

               (ii) "'Original Term' shall have the meaning set forth in
          Section 7.5."

               (iii) "'Saracen Members' shall have the meaning set forth in the Wellsford/Whitehall II LLC Agreement."

               (iv) "'Saracen Registration Rights Agreement' shall mean that certain Registration Rights Agreement dated as of July 16, 1998, by and among the Company and the Saracen Members, as the same may be amended from time to time."

               (v) "'Wellsford/Whitehall II' shall mean Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company."

         (c) Article 7 of the Warrant Agreement is hereby amended by inserting the following language as a new Section 7.5:

                  "Section 7.5. Other Registration Rights. In the event the Company shall grant to any of the Saracen Members the right to request that the Company register any Common Stock pursuant to the terms and provisions of the Saracen Registration Rights Agreement, and any registration right granted therein (the "Favorable Term") is more advantageous to such Saracen Member than the analogous term contained in this Agreement (the "Original Term"), then any Holder of Eligible Securities entitled to exercise any or all of the Registration Rights may elect, upon exercise thereof, that the Favorable Term be applicable to such exercise in place of the Original Term."

         (d) The second paragraph of Section 8.1(j) of the Warrant Agreement is hereby amended to read in its entirety as follows:

                  "In the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Rule 2720(b)(1) of the NASD Rules (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules."

         3. Persons Benefitting. This Amendment shall be binding upon and inure to the benefit of any Holders (each of whom is an intended third party beneficiary), the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators. Nothing in this Amendment is intended or construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders (and such successors, assigns, beneficiaries, executors and administrators), any right, remedy or claim under or by reason this Amendment or any part hereof.

         4. Continued Force and Effect. The Warrant Agreement, as amended by this Amendment, and each and every provision, covenant, representation, warranty, condition and right contained therein, as amended by this Amendment, is hereby ratified and affirmed as of the date hereof, and shall continue in full force and effect.

         5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                  6. Headings and Captions. All headings and captions contained in this Amendment hereto are inserted for convenience only and shall not be deemed a part of this Amendment.

         7. Governing Law. THIS AMENDMENT AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first above written.


                                            WELLSFORD REAL PROPERTIES, INC.



                                            By: /s/ Edward Lowenthal

                                               Name:  Edward Lowenthal
                                               Title: President

                                            UNITED STATES TRUST COMPANY OF
                                            NEW YORK, Warrant Agent



                                            By: /s/ Cynthia Chancey
                                               ---------------------------------
                                               Name:  Cynthia Chancey
                                               Title: Assistant Vice President

                      AMENDMENT NO. 2 TO WARRANT AGREEMENT

         This AMENDMENT NO. 2 (this "Amendment") to the Warrant Agreement, dated as of August 28, 1997, as amended, is made and entered into as of May 28, 1999 by and between Wellsford Real Properties, Inc., a Maryland corporation (together with its successors and permitted assigns, the "Company"), and United States Trust Company of New York (together with its successors and permitted assigns, the "Warrant Agent").

                                 R E C I T A L S

         WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of August 28, 1997 (the "Original Warrant Agreement"), pursuant to which the Company had issued to WHWEL Real Estate Limited Partnership, a Delaware limited partnership ("WHWEL"), five million (5,000,000) warrants (the "Warrants") to purchase shares of the Company's common stock;

         WHEREAS, the Company and the Warrant Agent entered into that certain Amendment No. 1 to Warrant Agreement, dated as of July 16, 1998 ("First Amendment"; the Original Warrant Agreement as amended by the First Amendment, the "Warrant Agreement"), to reflect the transactions whereby WHWEL, Wellsford Commercial Properties Trust, a Maryland real estate investment trust ("WCPT") and other parties formed Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company ("WWP II");

         WHEREAS, WHWEL, W/W Group Holdings, L.L.C., a Delaware limited liability company ("Holding Co."), WXI/WWG Realty, L.L.C., a Delaware limited liability company, WCPT and other members of WWPII have formed, and contributed certain assets to, Wellsford/Whitehall Group, L.L.C. (collectively, the "Group Transactions");

         WHEREAS, in connection with the Group Transactions, WHWEL desires to assign its interest in the Warrants to Holding Co.; and

         WHEREAS, the parties hereto desire to amend the Warrant Agreement to reflect the transactions described above and certain other matters.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Warrant Agent hereby agree as follows:

         1. Definitions. All capitalized terms used and not defined herein shall have the meanings given to such terms in the Warrant Agreement.

         2. Amendment to Warrant Agreement.

         (a) The terms "Initial Holder", "Membership Unit", and
"Wellsford/Whitehall II LLC Agreement", as defined in Section 1 of the Warrant Agreement, shall be deleted in their entirety and replaced with the following terms and definitions:

                (i) "'Initial Holder'" shall mean Holding Co."

               (ii) "'Membership Unit'" shall have the meaning set forth in the Wellsford/Whitehall Group LLC Agreement."

               (iii) "'Wellsford/Whitehall Group LLC Agreement' shall mean that certain Limited Liability Company Operating Agreement of Wellsford/ Whitehall Group dated as of May ___, 1999, as such agreement may be amended or modified from time to time."

         All further references in the Warrant Agreement to the term "Initial Holder", "Membership Unit" and "Wellsford/Whitehall II LLC Agreement" shall be deemed to refer to the terms "Initial Holder", "Membership Unit" and "Wellsford/Whitehall Group LLC Agreement", respectively, as each is defined in this Amendment.

         (b) The following defined terms and definitions shall be inserted into
Section 1 of the Warrant Agreement in their appropriate alphabetical order:

               (i) "'Deemed Value Per Membership Unit' shall have the meaning set forth in the Wellsford/Whitehall Group LLC Agreement."

               (ii) "'Holding Co.' shall mean W/W Group Holdings, L.L.C., a Delaware limited liability company."

               (iii) "'Registration Rights Agreement' shall mean the Registration Rights Agreement dated as of May ___, 1999, by and between the Company and the Initial Holder, as such agreement may be amended or modified from time to time."

               (iii) "'Wellsford/Whitehall Group' shall mean Wellsford/Whitehall Group, L.L.C., a Delaware limited liability company."

         (c) The following defined terms and definitions shall be deleted from
Section 1 of the Warrant Agreement: "Company Shares", "Demand Registration", "Eligible Common Stock", "Eligible Securities", "Favorable Term", "Piggyback Registration", "Prospectus", "Registration Demand", "Registration Procedures", "Registration Rights", "Registration Statement", "Representative", "Saracen Members", "Saracen Registration Rights Agreement", "selling holder", "Shelf Registration", "Shelf Registration Statement", "Subsequent Warrant Holder", "Takedown", "underwriter" and "underwriting or agency agreement".

         (d) The last sentence of Article 1 is hereby deleted in its entirety and replaced with the following language:

         "Certain terms used principally in Article 6 are defined in that Section."

         (e) Section 3.1(b) of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

                  "(b) When exercised in accordance with subparagraph (c) below, each Warrant shall entitle the Holder to purchase, and the Company shall be required to deliver, a number of shares of Common Stock equal to the Shares Amount in effect on the day such Warrant is exercised in accordance with Section 3.1(c), at an exercise price (the "Exercise Price") of, at the sole election of the Holder, either (x) a number of Membership Unit(s) equal to the quotient (rounded to the nearest one ten-thousandth (0.0001)) of (i) $10.00 divided by (ii) the Deemed Value Per Membership Unit or (y) $10.00 in cash; provided, however, that the Company may, at its sole election, pay to the Holder of each Warrant so exercised in respect of any one or more of such Warrants cash in an amount equal to the Cash Amount in lieu of delivering the shares of Common Stock. When multiple Warrants are exercised, the Exercise Price may consist of cash, Membership Units or any combination thereof. For the avoidance of doubt, the Holder may procure Membership Units for the payment of the Exercise Price from its Affiliates or other third-parties. Notwithstanding the foregoing, the Holder may not elect to deliver Membership Units as the Exercise Price upon the exercise of any Warrant before August 28, 1999."

         (f) Article 7 of the Warrant Agreement is hereby amended to read in its entirety as follows:

                                    ARTICLE 7

                       REGISTRATION RIGHTS AND PROCEDURES

                           Section 7.1. The Company acknowledges that it is subject to the terms and conditions of the Registration Rights Agreement.


         (g) Article 8 of the Warrant Agreement is hereby amended to read in its entirety as follows:

                                    ARTICLE 8

         Intentionally Deleted

         (h) Section 13.9 of the Warrant Agreement is hereby amended to read in its entirety as follows:

                           Section 13.9 Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         3. Persons Benefitting. This Amendment shall be binding upon and inure to the benefit of any Holders (each of whom is an intended third party beneficiary), the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators. Nothing in this Amendment is intended or construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders (and such successors, assigns, beneficiaries, executors and administrators), any right, remedy or claim under or by reason this Amendment or any part hereof.

         4. Continued Force and Effect. The Warrant Agreement, as amended by this Amendment, and each and every provision, covenant, representation, warranty, condition and right contained therein, as amended by this Amendment, is hereby ratified and affirmed as of the date hereof, and shall continue in full force and effect.

         5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         6. Headings and Captions. All headings and captions contained in this Amendment hereto are inserted for convenience only and shall not be deemed a part of this Amendment.

         7. Governing Law. THIS AMENDMENT AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first above written.


                                            WELLSFORD REAL PROPERTIES, INC.



                                            By: /s/ Edward Lowenthal
                                               ---------------------------------
                                               Name:  Edward Lowenthal
                                               Title: President


                                            UNITED STATES TRUST COMPANY OF
                                              NEW YORK, Warrant Agent


                                            By: /s/ Cynthia Chaney
                                               ---------------------------------
                                               Name:  Cynthia Chaney
                                               Title: Assistant Vice President